UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 21, 2005


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      0-26694                  93-0945003
----------------------------         ------------          -------------------
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)


                     585 West 500 South
                      Bountiful, Utah                        84010
          ----------------------------------------         ----------
          (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (801) 298-3360


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

         On November 21, 2005, we entered into a merger agreement with The Med-Design Corporation, or Med-Design, pursuant to which Mammoth Acquisition Sub, Inc., our wholly owned subsidiary, will merge with and into Med-Design, with Med-Design being the surviving corporation. Med-Design will subsequently merge with Mammoth Acquisition Sub, LLC, our wholly owned subsidiary, with Mammoth Acquisition Sub, LLC surviving this subsequent merger. Pursuant to the merger agreement, subject to the terms and conditions set forth therein, we will acquire all of the outstanding common stock of Med-Design, in exchange for shares of our common stock immediately upon the closing of the proposed transaction.

         Each share of Med-Design common stock will be exchanged for the number of shares of our common stock equal to the exchange ratio. The exchange ratio was designed to result in the ownership of approximately 33% of the combined organization by former Med-Design stockholders, and the ownership of approximately 67% of the combined organization by our stockholders, following completion of the transaction, with such percentages subject to adjustment based on the cash held by Med-Design as of November 30, 2005. If the cash held by Med-Design on November 30, 2005, exceeds $8,000,000, then the percentage of ownership of former Med-Design stockholders of the combined organization will increase from 33% at the rate of approximately 2.5% per additional $1,000,000 of cash held above $8,000,000, while the percentage ownership of our stockholders of the combined organization will correspondingly decrease from 67%. If the cash held by Med-Design on November 30, 2005 is less than $8,000,000, the reverse effect would occur.

         The shares we issue in the exchange will be registered on a Registration Statement on Form S-4. The closing of the transaction is subject to various conditions, including approval by our stockholders. When we solicit stockholder approval of the merger and the issuance of our common stock contemplated thereby, we also intend to solicit stockholder approval of a proposal to change our name to "Salus Medical, Inc." and a proposal to effect a reverse stock split such that we increase the possibility that our stock may be accepted for trading on the Nasdaq National Market.

         A copy of the merger agreement is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference. The representations and warranties contained in the merger agreement are made for the purposes of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the merger agreement, are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors.

         In connection with the execution of the merger agreement, on November 21, 2005, all of our directors, executive officers and their affiliates who own our stock and certain of Med-Design's directors, executive officers and their affiliates who own Med-Design stock entered into voting agreements pursuant to which such stockholders agreed to vote to approve and adopt the merger agreement and to take certain other actions in furtherance of the consummation of the transaction. Our stockholders who have executed the voting agreement represent in the aggregate approximately 42% of our outstanding common stock. Med-Design stockholders who have executed the voting agreement represent in the aggregate less than 3% of the outstanding common stock of Med-Design. The form of the voting agreement is attached as Exhibit 99.2 to this Current Report and incorporated herein by reference.

Item 5.03 Amendments to Bylaws.

         On November 21, 2005, our board of directors unanimously approved the third amendment and restatement of our bylaws to become effective immediately prior to the execution of the merger agreement by our chief executive officer. A copy of the third amended and restated bylaws is attached as Exhibit 99.2 to this Current Report and incorporated herein by reference. The third amended and restated bylaws are different than our previous second amended and restated bylaws in several respects, including: (1) the third amended and restated bylaws provide that the number of directors constituting our entire board of directors shall be not less than one nor more than eight, whereas the second amended and restated bylaws provided that the number of directors was to be no less than three directors; (2) the third amended and restated bylaws prohibit stockholder

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action by written consent, whereas the second amended and restated bylaws allowed stockholder action by written consent; (3) the third amended and restated bylaws state that our board of directors, chairman of the board, or chief executive officer may call a special meeting of the stockholders for any purpose, whereas the second amended and restated bylaws also allowed our president to call such a special meeting; and (4) the third amended and restated bylaws provide for mandatory indemnification of our directors and executive officers, whereas the second amended and restated bylaws provided for mandatory indemnification of our directors and all officers.

Item 8.01 Other Events.

         On November 22, 2005, we issued a press release announcing that we had entered into the merger agreement. A copy of the press release is attached as
Exhibit 99.3.

         On November 22, we also hosted a Merger Agreement Conference Call pursuant to which certain of our executive officers and certain executive officers of Med-Design, as well as the Chairman of the Board of Directors of Med-Design, discussed the transaction and answered questions related thereto. The prepared comments for the Merger Agreement Conference Call are attached as
Exhibit 99.4

Where You Can Find Additional Information
-----------------------------------------

         We will file a proxy statement concerning our proposed combination with Med-Design, the proposed name change and the reverse stock split, with the Securities and Exchange Commission, or SEC. Investors and security holders are advised to read the proxy statement related to the proposed transaction when it becomes available, because it will contain important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents we file with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents we file with the SEC may also be obtained free of charge from us by directing such request to our Secretary at the following address: 585 West 500 South, Bountiful, Utah 84010.

Information Concerning Participation in Our Proxy Solicitation
--------------------------------------------------------------

         We and Med-Design and our respective executive officers and directors may be deemed to be participants in the solicitation of proxies from our stockholders with respect to the proposed transaction between us and Med-Design and the transactions related thereto. Information regarding our executive officers and directors is included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2004. This document is available free of charge at the SEC's website at http://www.sec.gov and from us at http://www.shpi.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of us and Med-Design in the proposed transaction between us and Med-Design by reviewing the proxy statement related to the transaction once it has been filed with the SEC.

Forward-Looking Statements
--------------------------

         The foregoing statements regarding the proposed transaction between us and Med-Design and the transactions related thereto include forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed transaction with Med-Design may not ultimately close for any of a number of reasons, such as our not obtaining stockholder approval; that we will forego business opportunities while the transaction is pending; that prior to the closing of the transaction, the businesses of us and Med-Design may suffer due to uncertainty; that, in the event the transaction is completed, the combination of us and Med-Design may not result in a stronger company; and that the costs related to the transaction will exceed the benefits.

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Item 9.01. Financial Statements and Exhibits.

         (c) Exhibits

                  99.1 Agreement and Plan of Merger and Reorganization, dated November 21, 2005.

                  99.2     Voting Agreement, dated November 21, 2005.

                  99.3     Third Amended and Restated Bylaws.

                  99.4     Press Release dated November 22, 2005.

                  99.5 Comments Prepared for Merger Agreement Conference Call dated November 22, 2005.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.



Date:  November 22, 2005         By:  /s/ JEFFREY M. SOINSKI
                                    --------------------------------------------
                                    Jeffrey M. Soinski
                                    President, Chief Executive Officer
                                    and Director

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                                INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

   99.1           Agreement and Plan of Merger and Reorganization, dated
                  November 21, 2005.

   99.2           Voting Agreement, dated November 21, 2005.

   99.3           Third Amended and Restated Bylaws.

   99.4           Press Release dated November 22, 2005.

   99.5 Comments Prepared for Merger Agreement Conference Call dated November 22, 2005.

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